Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form S-1 of our report dated September 16, 2025, relating to the financial statements of X3 Acquisition Corp. Ltd. as of August 19, 2025, and for the period from July 31, 2025 (inception) through August 19, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 15, 2026